                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

     Filed by the Registrant [ X ]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ X ] Definitive Proxy Statement

     [   ] Definitive Additional Materials

     [   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 EntreMed, Inc.
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               (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ X ] No fee required.

     [   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
           0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                 ENTREMED, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 24, 1999

To Our Stockholders:

     Notice is hereby given that the annual meeting of the stockholders of EntreMed, Inc. (the "Company") will be held on June 24, 1999, at 10:00 a.m. local time, at the Gaithersburg Marriott Washingtonian Center, 9751 Washington Boulevard, Gaithersburg, Maryland 20878 (the "Annual Meeting"). The Annual Meeting is called for the following purposes:

          1. To elect two directors of the Company;

          2. To approve the Company's 1999 Long-Term Incentive Plan (the "1999 Plan"), reserving 750,000 shares of Common Stock for issuance under the 1999 Plan;

          3. To approve and ratify the appointment of Ernst & Young LLP as the independent auditors of the Company; and

          4. To consider and take action upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

     The Board of Directors has fixed May 12, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

     You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof.

                                          By Order of the Board of Directors,

                                          John W. Holaday, Ph.D.
                                          Chairman, President and Chief
                                          Executive Officer

May 18, 1999

                       COMMON QUESTIONS REGARDING PROXIES

Q:  WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

A: You are receiving a Proxy Statement and proxy card from us because you own shares of Common Stock of the Company. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

     When you sign the proxy card, you appoint Dr. John W. Holaday and John C. Thomas, Jr. as your representatives at the meeting. Dr. Holaday and Mr. Thomas will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change. You can always decide to vote in person.

Q:  WHAT IS THE RECORD DATE?

A: The record date is set for May 12, 1999. Only holders of Common Stock of record as of the close of business on this date will be entitled to vote at the Annual Meeting.

Q:  HOW MANY SHARES ARE OUTSTANDING?

A: As of the record date, the Company had 13,173,205 shares of Common Stock outstanding.

Q:  WHAT AM I VOTING ON?

A: You are being asked to vote on the election of two directors, the approval of a new stock option plan called the 1999 Long-Term Incentive Plan setting aside 750,000 of shares of Common Stock of the Company to be granted as incentives to officers, directors, employees, and consultants of the Company, and the approval and ratification of Ernst & Young LLP as the independent auditors of the Company.

Q:  HOW DO I VOTE?

A: You may either vote by mail or in person at the Annual Meeting. To vote by mail, please sign your proxy card and mail it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted in accordance with your instructions. If you return a signed card but do not provide voting instructions, your shares will be voted based on the recommendations of the Board of Directors. We will pass out written ballots to anyone who wants to vote at the Annual Meeting. If you hold your shares through a brokerage account and do not have a physical shares certificate, you must request a legal proxy from your stockbroker in order to vote at the Annual Meeting.

Q:  WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

Q:  HOW MANY VOTES DO YOU NEED TO HOLD THE MEETING?

A: A majority of the Company's outstanding shares of Common Stock as of the record date must be present at the meeting in order to hold the Annual Meeting and conduct business. This is called a quorum.

Q:  WHAT IF I ABSTAIN FROM VOTING?

A: Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions have no effect on the outcome of the vote for directors, but will count as a vote against the proposed 1999 Long-Term Incentive Plan and selection of the Company's independent auditors.

Q:  HOW MANY VOTES MUST THE NOMINEES HAVE TO BE ELECTED?

A: In order for a director to be elected, the affirmative vote of a plurality of the shares voted must occur. If a proxy card does not indicate whether the stockholder is voting for or against an item, the vote is not counted in determining whether the matter has been approved once a quorum has been established.

Q:  HOW ARE VOTES COUNTED?

A: Voting results will be tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.

Q:  WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

A: We will announce the voting results at the Annual Meeting. We will also publish the results in our quarterly report on Form 10-Q for the second quarter of 1999. We will file that report with the Securities and Exchange Commission ("SEC"), and you can get a copy by contacting:

     - EntreMed corporate offices at (301) 217-9858;
     - the SEC at (800) SEC-0330 for the location of the nearest public reference room; or
     - through the EDGAR system at www.sec.gov.

                                 ENTREMED, INC.
                           9640 MEDICAL CENTER DRIVE
                           ROCKVILLE, MARYLAND 20850
                                 (301) 217-9858

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 24, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of EntreMed, Inc., a Delaware corporation (the "Company"), the principal executive offices of which are located at 9640 Medical Center Drive, Rockville, Maryland 20850, for the Annual Meeting of Stockholders to be held at the Gaithersburg Marriott Washingtonian Center, 9751 Washington Boulevard, Gaithersburg, Maryland 20878 on June 24, 1999, at 10:00 a.m. (local time) and for any postponement or adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company at the above stated address. Attendance at the Annual Meeting will not have the effect of revoking the proxy unless such written notice is given or the stockholder votes by ballot at the Annual Meeting.

     If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgement of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement, including the election of the director nominees set forth under the caption "Election of Directors", the approval of the 1999 Long-Term Incentive Plan (the "1999 Plan") and the approval and ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company.

     The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company's stockholders is May 21, 1999.

     Your vote is important. Accordingly, we urge you to sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given.

                               VOTING SECURITIES

     Holders of record of shares of the Company's Common Stock, par value $.01 per share (the "Shares"), as of the close of business on May 12, 1999 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting on all matters. On the Record Date the Company had 13,173,205 Shares outstanding. Each outstanding Share is entitled to one vote upon all matters to be acted upon at the Annual Meeting. A majority of the outstanding Shares entitled to vote on any matter and represented at the Annual Meeting, in person or by proxy, shall constitute a quorum.

     Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's Shares will not be voted on such matter. Thus, an abstention from voting on any matter has the same legal effect as a vote "against" the matter, even though the stockholder may interpret such action differently. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

     Assuming a quorum is present, (i) the affirmative vote of a plurality of the Shares cast in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect the director nominees, (ii) the affirmative vote of a majority of the Shares cast in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, excluding broker non-votes, is necessary to approve and ratify the 1999 Plan and to approve and ratify the appointment of Ernst & Young LLP as the independent auditors of the Company.

     The Company is not currently aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed Notice of Annual Meeting.

                  SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN
                               BENEFICIAL HOLDERS

     The following table sets forth, as of May 12, 1999 (except as otherwise footnoted below), certain information concerning stock ownership of all persons known by the Company to own beneficially more than 5% of the Shares, each director or director nominee, each executive officer named under "Executive Compensation and Other Matters" and all directors and executive officers of the Company as a group.

                                                           AMONG AND NATURE OF         PERCENTAGE OF
                NAME OF STOCKHOLDER (1)                  BENEFICIAL OWNERSHIP(1)     OUTSTANDING CLASS
                -----------------------                  -----------------------     -----------------
John W. Holaday, Ph.D..................................         1,316,400(2)                9.85%
Donald S. Brooks.......................................           137,251(3)                1.04%
R. Nelson Campbell.....................................            78,749(4)                   *
Samuel R. Dunlap, Jr...................................           408,612(5)                3.10%
Jerry Finkelstein......................................           107,500(6)                   *
Edward R. Gubish, Ph.D.................................           193,500(7)                1.46%
Lee F. Meier...........................................            49,000(8)                   *
Mark C. M. Randall.....................................            71,334(9)                   *
Wendell M. Starke......................................           398,366(10)               3.02%
John C. Thomas, Jr.....................................           127,350(11)                  *
Bristol-Myers Squibb Company...........................           874,999(12)               6.64%
  P.O.Box 4000
  Princeton, New Jersey 08543
Mills Value Advisor, Inc...............................           670,543(13)               5.09%
  c/o Todd J. Peters
  Mills Value Advisor, Inc.
  707 East Main Street
  Richmond, Virginia 23219
All executive officers and directors of the Company as
  a group (10 persons).................................         2,888,062(14)              21.32%

---------------
  *  Less than 1%.

 (1) Beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally means the power to vote and/or to dispose of the securities regardless of any economic interest therein.

 (2) Includes 609,168 shares issuable upon exercise of options and warrants which are exercisable within 60 days and 126,666 shares held by a limited partnership of which Dr. Holaday is the general partner. Does not include 187,501 shares issuable upon exercise of options not exercisable within 60 days.

 (3) Includes 137,251 shares issuable upon exercise of options which are exercisable within 60 days.

 (4) Includes 51,251 shares issuable upon exercise of options which are exercisable within 60 days.

 (5) Includes 350,282 shares issuable upon exercise of options which are exercisable within 60 days.

 (6) Includes 71,000 shares issuable upon exercise of options and warrants which are exercisable within 60 days. Does not include shares held by various family members of Mr. Finkelstein, as to which Mr. Finkelstein disclaims beneficial ownership.

 (7) Includes 182,500 shares issuable upon exercise of options which are exercisable within 60 days. Does not include 87,500 shares issuable upon exercise of options not exercisable within 60 days.

 (8) Includes 24,000 shares issuable upon exercise of options which are exercisable within 60 days and 25,000 shares issuable upon exercise of warrants which are exercisable within 60 days held by an entity the general partner of which is an entity of which Mr. Meier serves as Managing Director.

 (9) Includes 71,334 shares issuable upon exercise of options which are exercisable within 60 days. Does not include 6,667 shares issuable upon exercise of options not exercisable within 60 days.

(10) Includes 189,815 shares issuable upon exercise of options and warrants which are exercisable within 60 days. Does not include 40,761 shares owned by various family members of Mr. Starke, as to which Mr. Starke disclaims beneficial ownership.

(11) Includes 127,018 shares issuable upon exercise of options and warrants which are exercisable within 60 days. Does not include 38,251 shares issuable upon exercise of options not exercisable within 60 days.

(12) Based on Schedule 13G filed by Bristol-Myers Squibb Company on December 21, 1998.

(13) Based on Amendment No. 4 to the Schedule 13D filed by Mills Value Advisor, Inc. on April 13, 1999. Includes 40,000 shares beneficially owned by Mills Value Advisor, Inc. together with shares held by Mills Value Advisor, Inc in an investment advisory service capacity whereby Mills Value Advisor, Inc. has the sole discretion to dispose of such shares.

(14) Includes 1,856,286 shares issuable upon exercise of options and warrants which are exercisable within 60 days. Does not include 371,170 shares issuable upon exercise of options not exercisable within 60 days.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, as nearly equal in number as reasonably possible, with terms currently expiring at the Annual Meeting, the annual meeting of stockholders to be held in 2000 and the annual meeting of stockholders to be held in 2001. At the Annual Meeting, two directors will be elected by the stockholders to serve a three-year term. Management recommends that the persons named below be elected as directors of the Company, and it is intended that the accompanying proxy will be voted for the election as directors of the two persons named below, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote (unless authority has been withdrawn) for the election of such person or persons as shall be designated by management.

     Both nominees currently serve as directors of the Company and have consented to being named in this Proxy Statement and to serve if elected. Samuel
R. Dunlap, Jr., currently a director, is not standing for re-election.

     The following sets forth the names and ages as of May 12, 1999 of the two nominees for election to the Board of Directors, as well as the Directors whose terms will continue, their respective positions and offices with the Company, the period during which each has served as a director of the Company and their principal occupations or employment during the past five years.

                NAME                   AGE                POSITION                 DIRECTOR SINCE
                ----                   ---  -------------------------------------  --------------
Jerry Finkelstein(l).................   83  Director                                    1998
Mark C. M. Randall(l)(2).............   36  Director                                    1996
John W. Holaday, Ph.D................   53  Chairman of the Board of Directors;         1992
                                            President and Chief Executive Officer
Wendell M. Starke(1)(2)..............   57  Vice Chairman of the Board of               1994
                                            Directors
Donald S. Brooks.....................   63  Director; Vice President -- Legal           1996
                                            Affairs
Lee F. Meier(l)(2)...................   52  Director                                    1997

---------------
(1) Member of Audit Committee

(2) Member of Compensation Committee

NOMINEES FOR TERMS EXPIRING IN 2002

     JERRY FINKELSTEIN has been a director of the Company since April 1998. Mr. Finkelstein has been a senior advisor to Apollo Advisors, L.P., a fund manager, since March 1994, and the Chairman of the Board of News Communications, Inc., a consortium of 23 publications, since August 1993. Mr. Finkelstein is the former publisher of the New York Law Journal, a daily legal newspaper. He has been a member of the Boards of Rockefeller Center, Chicago Milwaukee Corporation, Chicago Milwaukee Railroad Corporation, Bank of North America, Struthers Wells Corporation, The Hill, and PATH Railroad. Mr. Finkelstein has also held the following positions: member of Task Force Committee on the sale of the World Trade Center; Chairman of the New York City Planning Commission, and Commissioner of the Port Authority of New York and New Jersey, as well as numerous civic, social and political appointments.

     MARK C. M. RANDALL has been a director of the Company since April 1996. Since 1985, Mr. Randall has been associated with Sarasin International Securities Limited, London, England, a wholly-owned subsidiary of Bank Sarasin & Cie, a private bank based in Switzerland, of which he has been a Director since 1994.

CONTINUING DIRECTORS FOR TERM EXPIRING 2000

     JOHN W. HOLADAY is a co-founder of the Company and has served as its President and Chief Executive Officer and a director since August 1992 and its Chairman of the Board since November 1995. Prior thereto, from May 1989 to August 1992, he was a co-founder of Medicis Pharmaceutical Corp. where he served as Scientific Director, Senior Vice President for Research and Development and director. Dr. Holaday also serves as a director for CytImmune Sciences, Inc., a privately held research diagnostics company. From 1968 to 1989, he served at the Walter Reed Army Institute of Research, where he founded the Neuropharmacology Branch in 1980. He serves as an officer and fellow in several biomedical societies and has authored and edited numerous scientific articles in journals and books. His current academic positions include Associate Professor of Anesthesiology and Critical Care Medicine and Senior Lecturer in Medicine at The Johns Hopkins University of Medicine, Baltimore, Maryland; Adjunct Professor of Psychiatry at the Uniformed Services University School of Medicine, Bethesda, Maryland.

     WENDELL M. STARKE has been Vice Chairman of the Board of Directors since April 1998 and a director of the Company since April 1994. Mr. Starke is a Chartered Financial Analyst and a Chartered Investment Counselor. Mr. Starke was President of INVESCO Capital Management, Inc. from 1979 to 1991. In 1992, he became Chairman of INVESCO, Inc., the parent company of INVESCO Capital Management and other INVESCO money management subsidiaries in the United States.

CONTINUING DIRECTORS FOR TERM EXPIRING 2001

     DONALD S. BROOKS has been a director of the Company since April 1996 and became a Vice President for the Company in 1998. From July 1993 until July 1998, Mr. Brooks was a practicing attorney with the law firm Carella, Byrne, Bain, Gilfillan, Cecchi, Stewart & Olstein, in Roseland, New Jersey which represents the Company on certain matters. Since July 1998, Mr. Brooks has continued to be of counsel to the law firm Carella, Byrne, Bain, Gilfillan, Cecchi, Stewart & Olstein, which provides certain legal services to the Company. Prior thereto, Mr. Brooks was employed by Merck & Co., Inc. for 27 years, most recently, from 1986 to 1993, as Senior Counsel. From 1980 to 1985, Mr. Brooks served as a U.S. employer delegate to the Chemical Industries Committee, International Labor Organization in Geneva, Switzerland.

     LEE F. MEIER has been a director of the Company since July 1997. Mr. Meier has over twenty years of experience in the equipment financing industry. He has been affiliated with US Leasing Corporation, The Chemical Bank of New York and Steiner Financial Corporation, a privately held, tax motivated lessor. Since 1984, Mr. Meier has served as founder and managing director of Meier Mitchell & Company, an investment banking firm specializing in providing debt and lease financing products. Meier Mitchell & Company targets clients in the biotechnology and electronics industries and has arranged or provided well over $1 billion in financing to both private and public companies in these sectors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINATED DIRECTORS, AND SIGNED PROXIES THAT ARE RETURNED WILL BE SO VOTED UNLESS OTHERWISE INSTRUCTED ON THE PROXY CARD.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors of the Company held four meetings during the fiscal year ended December 31, 1998 ("fiscal 1998") and took action by unanimous written consent on two occasions. Each of the directors attended at least 75% of the meetings of the Board of Directors and the committees thereof on which such director served that were held during fiscal 1998.

     The Board of Directors has two standing committees. These are the Audit Committee and the Compensation Committee.

     The Audit Committee reviews, with the Company's independent auditors, the scope and timing of their audit services and any other services they are asked to perform, their report on the Company's financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee makes annual recommendations to the Board of Directors for the appointment of independent public auditors for the ensuing year. The Audit Committee, which currently consists of four directors, Messrs. Finkelstein, Meier, Randall, and Starke held one meeting during fiscal 1998.

     The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company and administers the Company's stock option plans. The Compensation Committee, which currently consists of three directors, Messrs. Meier, Randall and Starke, held two meetings during fiscal 1998 and took action by unanimous written consent on one occasion.

COMPENSATION OF DIRECTORS

     Directors of the Company received a fee of $2,000 per in-person meeting attended and were reimbursed for expenses actually incurred in connection with attending such meetings. Directors were also awarded initial grants of non-qualified stock options to purchase 15,000 Shares upon joining the Board of Directors and annual grants of non-qualified stock options to purchase 5,000 Shares. In addition, each member of the Audit Committee and the Compensation Committee received annual grants of non-qualified stock options to purchase 1,000 Shares. All such automatic grants were awarded on July 1, 1998.

     The Company granted non-qualified stock options to purchase 100,000 shares of Common Stock to Wendell M. Starke in April 1998 upon Mr. Starke's election as Vice Chairman of the Board. The options have an exercise price of $12.00 per share, the fair market value of a share of Common Stock on the date of grant, and were immediately exercisable. This grant is in addition to the automatic grant of stock options Mr. Starke received as a member of the Board of Directors.

     The Company entered into a three-year consulting agreement with Samuel R. Dunlap, Jr. commencing January 1, 1996 that provided for annual payments of $90,000. See "Certain Transactions."

                                   PROPOSAL 2

                 APPROVAL OF THE 1999 LONG-TERM INCENTIVE PLAN

     The Company is asking the stockholders to approve the 1999 Plan. The following summary of the material features of the 1999 Plan is qualified in its entirety by reference to the full text of the 1999 Plan, a copy of which is available by writing the Secretary of the Company, John C. Thomas, Jr., EntreMed, Inc., 9640 Medical Center Drive, Rockville, Maryland 20850. Unless otherwise specified, capitalized terms used herein have the meaning assigned to them in the 1999 Plan.

GENERAL INFORMATION

     The Board of Directors believes that long-term incentive plans are useful in motivating employees and constitute an important part of the compensation program for the Company. Traditionally, the Company has granted stock options to all of its employees and directors. Stock options provide a useful tool for linking the interests of employees and directors to those of the stockholders. The 1999 Plan will continue to permit the grant of stock options to employees and directors and will provide increased flexibility for making other types of stock-based awards in the future.

     The Board of Directors approved the 1999 Plan on March 31, 1999, subject to the stockholder approval solicited by this Proxy Statement.

DESCRIPTION OF 1999 PLAN

     PURPOSE OF 1999 PLAN. The 1999 Plan is intended to promote the long-term growth and profitability of the Company by: (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company and (ii) enabling the Company to attract, retain and reward the best-available persons.

     ELIGIBILITY. The 1999 Plan authorizes the grant of stock options (including incentive stock options and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of the foregoing to all persons who are at the time of the grant of an award employees (including persons who may become employees), officers, directors, and consultants of the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time. Only employees of the Company or of any Parent or Subsidiary of the Company are eligible to receive grants of incentive stock options. As of March 31, 1999, the number of employees, officers and directors of the Company eligible to receive grants under the 1999 Plan was approximately 73 persons. The number of consultants to the Company eligible to receive grants under the 1999 Plan is not determinable.

     ADMINISTRATION. The 1999 Plan is administered by the Board of Directors or by a committee or committees appointed by the Board (all of which will hereinafter be referred to as the "Administrator"). The Administrator has all the powers vested in it by the terms of the 1999 Plan, including the authority to determine eligibility, to grant awards, prescribe Grant Agreements evidencing such awards, establish programs for granting awards, whether a stock option shall be an incentive stock option or a nonqualified stock option, any exceptions to nontransferability, any performance goals applicable to awards, the period during which Awards may be exercised, and the period during which awards shall be subject to restrictions, and otherwise administer the 1999 Plan. In making these determinations, the Administrator may take into account the nature of the services rendered or to be rendered by the award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Administrator in its discretion shall deem relevant.

     SHARES AVAILABLE FOR THE PLAN. Subject to adjustments, a maximum of 750,000 Shares is authorized for issuance under the 1999 Plan. If an award expires or terminates unexercised or is forfeited, or if any Shares are surrendered to the Company in connection with an award, the Shares subject to such award and the surrendered Shares will become available for further awards under the 1999 Plan. The number of Shares subject to the 1999 Plan (and the number of Shares and terms of any award) may be adjusted by the Administrator in the event of any change in the outstanding Common Stock by reason of any stock dividend, spin-off, split-up, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of Shares and the like.

     The maximum number of Shares that may be covered by awards of any combination granted during a calendar year to an individual under the 1999 Plan is limited to 150,000.

     STOCK OPTIONS. The 1999 Plan authorizes the grant of incentive stock options and nonqualified stock options. Incentive stock options are stock options that satisfy the requirements of Section 422 of the Code. Nonqualified stock options are stock options that do not satisfy the requirements of Section 422 of the Code. Options granted under the 1999 Plan would entitle the grantee, upon exercise, to purchase a specified number of Shares from the Company at a specified exercise price per Share. The exercise price per Share and manner of payment for Shares purchased pursuant to options are determined by the Administrator and, in the case of incentive stock options,
Section 422 of the Code. Incentive stock options, thus, must have an exercise price at least equal to Fair Market Value on the date of grant or at least 110% of Fair Market Value in the case of a Ten-Percent Stockholder.

     STOCK APPRECIATION RIGHTS. Subject to the terms of a particular grant, the exercise of a stock appreciation right under the 1999 Plan would entitle the grantee to receive in cash, Common Stock, or a combination thereof, as specified in the Grant Agreement, the excess of the Fair Market Value of a specified number of Shares on the date of exercise over the base price per Share specified in the Grant Agreement. The Company does not currently expect to issue stock appreciation rights under the 1999 Plan.

     STOCK AWARDS. The 1999 Plan authorizes the grant of restricted and unrestricted stock awards on terms and conditions, which terms and conditions may condition the vesting or payment of such awards on the achievement of one or more Performance Goals (as hereinafter defined) established by the Administrator, determined by the Administrator. The Company does not currently expect to issue stock awards under the 1999 Plan.

     PHANTOM STOCK. The 1999 Plan authorizes the grant of phantom stock in the form of awards denominated in stock-equivalent units on terms and conditions, which terms and conditions may condition the vesting or payment of such awards on the achievement of one or more Performance Goals (as hereinafter defined), established by the Administrator. An award of phantom stock may be settled in cash, Common Stock, or a combination thereof, as specified in the Grant Agreement. The Company does not currently expect to issue phantom stock under the 1999 Plan.

     PERFORMANCE AWARDS. The 1999 Plan authorizes the grant of performance awards, which become payable upon attainment of one or more Performance Goals established by the Administrator. Performance awards may be paid in cash, Common Stock, or a combination thereof, as specified in the Grant Agreement. The term "Performance Goals" means performance goals established by the Administrator which may be based on one or more business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company and/or one or more of its Affiliates either separately or together, over such performance period as the Administrator may designate, including, but not limited to, business criteria based on operating income, earnings or earnings growth, sales, return on assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, or any other objective goals established by the Administrator, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Company does not currently expect to issue performance awards under the 1999 Plan.

     TRANSFERABILITY. Except as otherwise determined by the Administrator or provided in a Grant Agreement, awards granted under the 1999 Plan are not transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Code Section 414(p). Unless otherwise determined by the Administrator, awards may be exercised only by the grantee or by permitted transferees during the lifetime of the grantee or, in the event of legal disability, by the grantee's guardian or legal representative.

     AMENDMENT AND TERMINATION. The Board of Directors may amend, alter or terminate the 1999 Plan, or any portion thereof, at any time. No award may be granted under the 1999 Plan after the close of business on March 31, 2009. Subject to other applicable provisions of the Plan, all awards made under the 1999 Plan prior to the termination of the 1999 Plan will remain in effect until those awards have been satisfied or terminated.

1999 PLAN AWARDS

     Subject to stockholder approval of the 1999 Plan, the Board of Directors has elected to forego cash compensation for service as directors, except that the chairman of each committee will receive an annual

$2,000 cash payment. Instead, each director will receive automatic grants of stock options under the 1999 Plan on the terms described below:

     - Upon joining the Board of Directors, each new director will be granted an option to purchase 15,000 Shares.

     - For services as Vice Chairman of the Board, the Vice Chairman will be granted an option to purchase 15,000 Shares in addition to any options received in his capacity as a director.

     - Upon re-election to the Board to a three-year term, each director will be granted an option to purchase 30,000 Shares.

     - Upon stockholder approval of the 1999 Plan, each continuing director will be granted a one-time option to purchase 10,000 Shares for each year remaining in his current term of office.

     The options will have an exercise price equal to the fair market value of a share on the date of grant and will be fully vested and immediately exercisable. The options will expire 10 years after the date of grant and will not terminate upon a director's leaving office during his term. With the exception of reimbursement for expenses incurred in connection with attending meetings and a $2,000 cash payment for service as a committee chairman, directors will not receive any other compensation during their term of office.

     The following tables sets forth information on the stock option grants to be made to directors under the 1999 Plan.

                               NEW PLAN BENEFITS
                                   1999 PLAN

              NAME OF DIRECTOR                  NUMBER OF SHARES SUBJECT TO OPTIONS
              ----------------                  -----------------------------------
Jerry Finkelstein............................         30,000
Mark C. M. Randall...........................         30,000
John W. Holaday, Ph.D........................         10,000
Wendell M. Starke............................         25,000
Donald S. Brooks.............................         20,000
Lee. F. Meier................................         20,000

SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     GENERAL. The following discussion briefly summarizes certain federal income tax aspects of stock options, stock appreciation rights, stock awards, phantom stock, and performance awards granted under the 1999 Plan. The rules governing the tax treatment of awards and the receipt of Shares and/or cash in connection with such awards are quite technical, so the following description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local law may not be the same as under the federal income tax laws.

     INCENTIVE STOCK OPTIONS. In general, a grantee is not required to recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the Fair Market Value of the stock on the exercise date is an adjustment item for purposes of the alternative minimum tax. Further, if a grantee does not retain the stock acquired through the exercise of an incentive stock option for certain specified periods of time after exercise, the option is treated for federal income tax purposes in the same manner as a nonqualified stock option, as described below.

     NONQUALIFIED STOCK OPTIONS, STOCK APPRECIATION RIGHTS, PHANTOM STOCK, AND PERFORMANCE AWARDS. A grantee generally is not required to recognize income on the grant of a nonqualified stock option, a stock appreciation right, or on the award of phantom stock or a performance award. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or stock appreciation right is exercised, or in the case of an award of phantom stock or a performance award on the date of payment of such award in cash or shares. In general, the amount of ordinary income required to be recognized, (a) in the case of a nonqualified stock option, is an amount equal to the excess, if any, of the Fair Market Value of the Shares on the exercise date over the exercise price, (b) in the case of a stock appreciation right, the amount of cash and the Fair Market Value of any Shares received on the exercise date, and
(c) in the case of an award of phantom stock or a performance award, the amount of cash and the Fair Market Value of any Shares received. In all three instances, ordinary income also includes the amount of any taxes withheld upon payment of the award.

     RESTRICTED STOCK. Shares of restricted stock awarded under the 1999 Plan will be subject to a substantial risk of forfeiture for the period of time specified in the award. Unless a grantee of Shares of restricted stock makes an election under Section 83(b) of the Code as described below, the grantee generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the substantial risk of forfeiture lapses, the grantee will be required to recognize ordinary income in an amount equal to the excess, if any, of the Fair Market Value of the Shares on such date over the amount, if any, paid for such Shares. If a grantee makes a Section 83(b) election to recognize ordinary income on the date the Shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the Fair Market Value of the Shares on the date of award over the amount, if any, paid for such Shares. In such case, the grantee will not be required to recognize additional ordinary income when the substantial risk of forfeiture lapses.

     UNRESTRICTED STOCK. In general, a grantee is required to recognize ordinary income on the date of issuance of such shares to the grantee equal to the excess, if any, of the Fair Market Value of such shares on such date over the amount, if any, paid for such shares.

     GAIN OR LOSS ON SALE OR EXCHANGE OF 1999 PLAN SHARES. In general, gain or loss from the sale or exchange of shares granted or awarded under the 1999 Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of Shares acquired upon exercise of an incentive stock option (a "disqualifying disposition"), a grantee may be required to recognize ordinary income upon such disposition.

     DEDUCTIBILITY BY COMPANY. The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a grantee is required to recognize income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a nonqualified stock option (including an incentive stock option that is treated as a nonqualified stock option, as described above), a stock appreciation right, a stock award, phantom stock, or a performance award, the Company generally will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the grantee, provided that certain income tax reporting requirements are satisfied.

     PARACHUTE PAYMENTS. Where payments to certain employees that are contingent on a change in control exceed limits specified in the Code, the employee generally is liable for a 20% excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. If the Administrator, in its discretion, grants awards, the exercise date of which is accelerated by a change in control of the Company, such acceleration of the exercise date would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered with respect to certain of the Company's employees.

     PERFORMANCE-BASED COMPENSATION. Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly held corporation to certain executives to the extent the amount paid to the executive exceeds $1 million for the taxable year. The 1999 Plan has been designed to allow the Administrator to make awards under the 1999 Plan that qualify under an exception to the deduction limit of Section 162(m) for "performance-based compensation."

APPROVAL OF THE 1999 PLAN

     Approval of the 1999 Plan requires the affirmative vote of the holders of a majority of the Shares present cast in person or represented by proxy and entitled to vote on the matter, assuming a quorum is present.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1999 PLAN, AND SIGNED PROXIES THAT ARE RETURNED WILL BE SO VOTED UNLESS OTHERWISE INSTRUCTED ON THE PROXY.

                                   PROPOSAL 3

                           APPROVAL AND RATIFICATION
                   OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors recommends a vote for the approval and ratification of the appointment of Ernst & Young LLP, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending December 31, 1999 ("fiscal 1999"). Ernst & Young LLP have been the Company's auditors for the past fiscal year and has no direct or indirect financial interest in the Company. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and shall be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS FOR FISCAL 1999.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company to the Chief Executive Officer and to the next most highly compensated executive officers whose annual compensation exceeded $100,000 for fiscal 1998 (collectively, the "Named Executives") for services rendered to the Company during the Company's fiscal years ended December 31, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                          ANNUAL
                                                       COMPENSATION        LONG TERM
                                                     -----------------   COMPENSATION
                                                     ANNUAL               SECURITIES      ALL OTHER
                                                     SALARY     BONUS     UNDERLYING     COMPENSATION
         NAME AND PRINCIPAL POSITION           YEAR    ($)       ($)     OPTIONS (NO.)       ($)
         ---------------------------           ----  -------   -------   -------------   ------------
John W. Holaday, Ph.D........................  1998  250,000   125,000        5,000         19,467(1)
  Chairman, President and Chief                1997  275,000        --      260,000         18,883
  Executive Officer                            1996  250,000    80,000      105,000         18,221
Edward R. Gubish, Ph.D.......................  1998  180,000    75,000           --          6,916(2)
  Vice President, Regulatory                   1997  165,000    50,000      100,000          6,332
  and Clinical Development                     1996  140,000    42,000       75,000          5,670
R. Nelson Campbell...........................  1998  147,000    20,000           --          1,849(2)
  Chief Financial Officer                      1997  133,718    25,000       50,000          1,301
                                               1996       --        --           --             --
John C. Thomas, Jr...........................  1998  126,000    10,000           --          6,916(2)
  Secretary/Treasurer                          1997  120,000    25,000       50,000             --
                                               1996   96,880    21,500       38,000             --

---------------

(1) $12,551 of such amount represents the premiums paid by the Company with respect to a split-dollar life insurance policy on the life of Dr. Holaday. Premiums paid by the Company on such policy are treated as non-interest bearing advances to the insured for the policy. The initial proceeds of any death benefit are required to be used to repay the indebtedness, and the balance of the insurance proceeds are payable as designated by the insured. See "Executive Compensation and Other Matters -- Employment Contracts and Termination of Employment and Change-in-Control Arrangements." The remaining amount represents group health insurance premiums paid on behalf of such officer.

(2) Consists of group health insurance premiums paid on behalf of such officer.

     The following table sets forth certain information with respect to individual grants of stock options and warrants made during the fiscal year ended December 31, 1998 to each of the named executive officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                               NUMBER OF                                                  ANNUAL RATES OF
                               SECURITIES    % OF TOTAL                                        STOCK
                               UNDERLYING   OPTIONS/SARS                              PRICE APPRECIATION FOR
                                OPTIONS/     GRANTED TO    EXERCISE OR                    OPTION TERM(1)
                                  SARS      EMPLOYEES IN   BASE PRICE    EXPIRATION   -----------------------
            NAME                GRANTED     FISCAL YEAR      ($/SH)         DATE        5%($)        10%($)
            ----               ----------   ------------   -----------   ----------   ----------   ----------
John W. Holaday, Ph.D........    5,000         1.47%         31.9375      6/26/2008    260,114      414,188

---------------
(1) Calculated by multiplying the exercise price by the annual appreciation rate shown (as prescribed by SEC rules and compounded for the term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the options. These amounts are not intended to forecast possible future appreciation, if any, of the price of the Company's Shares. The actual value realized upon exercise of the options to purchase Company Shares will depend on the fair market value of the Company's Shares on the date of exercise.

     The following table sets forth information concerning all option and warrant exercises, as well as fiscal year-end values, for each of the named executive officers.

          AGGREGATED OPTION AND WARRANT/EXERCISES IN LAST FISCAL YEAR
                        AND FY-END OPTION/WARRANT VALUE

                                                            NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                             UNDERLYING OPTIONS         IN-THE-MONEY OPTIONS
                                                           AT FISCAL YEAR-END($)      AT FISCAL YEAR-END($)(2)
                        SHARES ACQUIRED      VALUE       --------------------------  --------------------------
         NAME           ON EXERCISE (#)  REALIZED($)(1)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
         ----           ---------------  --------------  -----------  -------------  -----------  -------------
John W. Holaday,
  Ph.D. ..............               --              --      529,169     25,000        7,305,031        175,000
Edward. R. Gubish,
  Ph.D................           40,000       1,000,000      176,250     68,750        1,967,500        681,250
R. Nelson Campbell....            5,000          58,125       76,250     43,750          633,750        406,250
John C. Thomas, Jr....           42,156       1,031,091      125,769     34,500        1,856,626        341,500

---------------
(1) The Value Realized represents the amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the option or warrant.

(2) Calculated by multiplying the number of unexercised options outstanding at December 31, 1998 by the difference between the fair market value of the Company's Shares at December 31, 1998 ($21.00) and the option exercise price.

             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

     In April 1996, effective as of January 1, 1996, the Company entered into a three-year employment agreement with John W. Holaday, Ph.D., Chairman, President and Chief Executive Officer of the Company. The agreement provided for an annual base salary of $250,000 per year. Effective January 1999, the Company entered into a new three-year employment agreement with Dr. Holaday as the Chairman, President and Chief Executive Officer of the Company with an annual base salary of $325,000 per year and a minimum annual increase of 10% per year. The Company may terminate the agreement without cause and, upon such termination, Dr. Holaday will be entitled to receive his base salary through the end of the initial term of the agreement (subject to an offset for salary received from subsequent employment). The agreement contains confidentiality and non-competition provisions.

     The Company maintains a $2,000,000 split-dollar life insurance policy on the life of Dr. Holaday at an annual cost of approximately $12,551. Premiums paid by the Company on such policy are treated as non-interest bearing advances to the insured for the policy. The initial proceeds of any death benefit are required to be used to repay the indebtedness, and the balance of the insurance proceeds are payable as designated by the insured.

     Each of the Company's employees has entered into a Proprietary Information and Invention Assignment Agreement providing, among other things, that such employee will not disclose any confidential information or trade secrets in any unauthorized manner and that all inventions of such officer relating to the Company's current or anticipated business during the term of employment become the Company's property.

     In the event of certain transactions, including those which may result a change in control, as defined under the 1999 Plan, unvested installments of options to purchase Shares of the Company may become immediately exercisable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the 1934 Securities and Exchange Act (the "1934 Act") requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed by such reporting persons.

     Based solely on the Company's review of copies of such reports furnished to the Company and written representations that no other reports were required during fiscal 1998, the Company believes that all Section 16(a) filing requirements applicable to the Company's executive officers, directors, and greater than 10% beneficial owners were complied with.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1998, the members of the Compensation Committee were: Lee F. Meier, Mark C. M. Randall, and Wendell M. Starke.

     Wendell M. Starke is the Chairman of INVESCO, Inc. and previously served as a member of the Board and Global Chief Investment Officer of AMVESCAP, the London-based parent company of the worldwide INVESCO organization, which provides certain investment advisory services to the Company.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is comprised of three independent, non-employee directors. It is the Committee's responsibility to:

     - Make recommendations and report to the board of directors concerning matters of executive compensation;
     - Administer the Company's executive incentive plans;
     - Review compensation plans, programs and policies; and
     - Monitor the performance and compensation of executive officers.

     The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive compensation and the creation of stockholder value, while at the same time attracting, motivating and retaining senior management. The Compensation Committee's informal executive compensation philosophy (which applies generally to all Company management, including the President and Chief Executive Officer, John W. Holaday, Ph.D.) considers a number of factors, which may include:

     - Providing levels of compensation competitive with companies at a comparable stage of development and in the Company's geographic area;
     - Integrating management's compensation with the achievement of performance goals;
     - Maintaining an appropriate balance between base salary and performance-based compensation, with a higher proportion of compensation being performance-based as salary grade increases; and
     - Recognizing and providing incentive for individual initiative and achievement.

     The compensation structure of the Company's executive officers, including its President and Chief Executive Officer, is based on competitive, market-based pay practices, performance evaluations and generally includes a combination of base salary, discretionary bonuses and stock options. In setting compensation levels, the Compensation Committee considers data regarding compensation practices from a group of biotechnology and pharmaceutical companies that are believed to be generally comparable to the Company. The companies comprising this group are not necessarily included within the peer group index reflected in the performance graph illustrated in this proxy.

     Base salary is not targeted at any particular level within the group of companies considered. Instead, total salary is determined based on a subjective assessment of the executive's performance and the Company's needs.

     Cash bonuses are within the discretion of the Compensation Committee and are based, in part, on achieving certain business and financial objectives and the Compensation Committee's subjective assessment of individual performance during the year.

     Consistent with its belief that equity ownership by senior management is beneficial in aligning the interests of senior management with those of the stockholders, the Company provides potentially significant long-term incentive opportunities to its senior management through discretionary grants of stock options, thereby emphasizing the potential creation of long-term stockholder value. The Compensation Committee considers stock options effective long-term incentives because an executive can profit only if the value of the Common Stock increases. In making these grants, the Compensation Committee considers its subjective assessment of the Company's past financial performance and future prospects, an executive officer's current level of ownership of the Common Stock, the period during which an executive officer has been in a key position with the Company, individual performance and competitive practices within the comparative group of companies. Dr. Holaday's option grants represented those automatically granted under the Company's 1996 Stock Option Plan for directors.

     Section 162(m) of the Internal Revenue Code generally denies a deduction to any publicly held corporation for compensation paid to its chief executive officer and its four other highest-paid executive officers to the extent that any such individual's compensation exceeds $1 million, subject to certain exceptions. The Committee intends to take actions to minimize the Company's exposure to nondeductible compensation expense under Section 162(m). While keeping this goal in mind, the Committee also will try to maintain the flexibility that the Committee believes to be an important element of the Company's executive compensation program.

By the Compensation Committee:

Lee F. Meier
Mark C.M. Randall
Wendell M. Starke

                      STOCK PRICE PERFORMANCE PRESENTATION

     The following chart compares the cumulative total stockholder return on the Company's Shares with the cumulative total stockholder return of the NASDAQ Stock Market -- U.S. Index, and the NASDAQ Pharmaceuticals Index.

                 [Comparison of Cumulative Total Return Chart]

                                                      6/12/96   12/31/96   12/31/97   12/31/98
EntreMed, Inc.                                        100.00     108.33      77.50     140.00
NASDAQ Stock Market -- US                             100.00     104.32     128.07     179.72
NASDAQ Pharmaceuticals                                100.00      90.10      93.27     119.68

(1) Assumes $100 invested on June 12, 1996 and assumes dividends reinvested. Measurement points begin with the date of the Company's initial public offering ("IPO") and include the last day of each year beginning with the year in which the IPO occurred, through and including December 31, 1998. The material in this chart is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, (the "1933 Act") or the 1934 Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

                              CERTAIN TRANSACTIONS

     The Company entered into a three-year consulting agreement with Samuel R. Dunlap, Jr. commencing January 1, 1996 that provided for annual payments of $90,000.

     Leon E. Rosenberg, M.D., a director of the Company until March 3, 1998, was the Senior Vice President, Scientific Affairs of Bristol-Myers Squibb Company. In December 1995, the Company and Bristol-Myers Squibb entered into a collaboration to develop and commercialize certain antiangiogenesis therapeutics. Pursuant to this collaboration agreement, Bristol-Myers Squibb paid to the Company during fiscal 1998 an aggregate of approximately $3,670,000 in research funding and reimbursements for certain clinical trials and certain research and development and know-how.

     Donald S. Brooks, a director of the Company, is of counsel to the law firm Carella, Byrne, Bain, Gilfillan, Cecchi, Stewart & Olstein, which provides certain legal services to the Company.

                                    GENERAL

     The Management of the Company does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

     The Company will bear the cost of preparing, printing, assembling, and mailing the proxy, Proxy Statement and other material that may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at the request of the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies by telephone without additional compensation. The Company does not expect to pay any compensation for the solicitation of proxies.

     The Company will provide without charge to each person being solicited by the Proxy Statement, on the written request of any such person, a copy of the Annual Report of the company on Form 10-K, as amended, for the fiscal year ended December 31, 1998 (as filed with the SEC), including the financial statements thereto. All such requests should be directed to the Secretary of the Company, John C. Thomas, Jr., EntreMed, Inc., 9640 Medical Center Drive, Rockville, Maryland 20850.

                             STOCKHOLDER PROPOSALS

     The annual meeting of stockholders for the fiscal year ending December 31, 1999 is expected to be held in June 2000 (the "Next Annual Meeting"). All proposals intended to be presented at the Next Annual Meeting must be received at the Company's executive offices, which are located at 9640 Medical Center Drive, Rockville, Maryland 20850, Attention: Corporate Secretary, not later than January 31, 2000, to receive consideration for inclusion in the Proxy Statement and form of proxy related to that meeting.

     Pursuant to the proxy rules under the 1934 Act, the Company's stockholders are notified that the deadline for providing the Company with timely notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Next Annual Meeting will be April 10, 2000. As to all such matters which the Company does not have notice on or prior to that date, discretionary authority to vote on such proposal shall be granted to the persons designated in the Company's proxy related to the Next Annual Meeting.

                                          By Order of the Board of Directors,

                                          John W. Holaday, Ph.D.
                                          Chairman, President and Chief
                                          Executive Officer

May 18, 1999

                                 ENTREMED, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



        The undersigned hereby appoints John W. Holaday, Ph.D. and John C. Thomas, Jr. and each of them, as proxy (each of whom shall have full power of substitution) to represent the undersigned at the Annual Meeting of Stockholders to be held at the Gaithersburg Marriott Washingtonian Center, 9751 Washington Boulevard, Gaithersburg, Maryland 20878 on June 24, 1999 at 10:00 a.m. and at any adjournment thereof, and to vote the shares of common stock the undersigned would be entitled to vote if personally present, as indicated below.

A [X] Please mark your
      votes as in this
      example.

                      FOR all nominees                    WITHHOLD
                  listed at right (except                AUTHORITY
                      as marked to the            To vote for all nominees
                      contrary below).                 listed at right
1. Elections of             [  ]                           [  ]                    Nominees: Jerry Finkelstein
   Directors                                                                                 Mark C. M. Randall

(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)

--------------------------------------------------

                                                 FOR   AGAINST  ABSTAIN
2. Approval of the Company's 1999 Long-          [ ]     [ ]      [ ]
   Term Incentive Plan and reservation of
   750,000 shares of Common Stock for
   issuance thereunder.

3. Approval and ratification of the              [ ]     [ ]      [ ]
   appointment of Ernst & Young LLP as
   independent auditors for the Company.

4. In their discretion, upon such other
   business as may properly come before the meeting.

    THE SHARES OF COMMON STOCK REPRESENTED BY
THIS PROXY WILL BE VOTED AS DIRECTED, IF NO CONTRARY
INSTRUCTION IS GIVEN, THE SHARES OF COMMON STOCK WILL
BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES,
FOR THE APPROVAL AND RATIFICATION OF THE 1999 LONG-
TERM INCENTIVE PLAN, AND FOR THE APPROVAL AND
RATIFICATION ON THE APPOINTMENT OF ERNST & YOUNG LLP
AS THE INDEPENDENT AUDITORS OF THE COMPANY.



Signed by                                                                               DATED:                  , 1999
          --------------------------------------        ------------------------------         -----------------
                                                          Signature if held jointly

NOTE: (Please date, sign as name appears above, and return promptly. If the Shares are registered in the names of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee or
      Guardian, please give full title. Please note any changes in your address alongside the address as it appears in the proxy.)